Exhibit 10.2

[EXECUTION COPY]

NONCOMPETITION AGREEMENT

THIS NONCOMPETITION AGREEMENT (this “Agreement”) dated as of April 23_, 2004, between Paul McConnell, a resident of the Commonwealth of Massachusetts (“Seller”), and Curative Health Services, Inc., a Minnesota corporation (“Buyer”).

WHEREAS, Seller is a shareholder of Critical Care Systems, Inc., a Delaware corporation (the “Company”); and

WHEREAS, Buyer has entered into an agreement with Seller and certain other persons, dated February 24, 2004 (the “Purchase Agreement”), pursuant to which Buyer will acquire all of the issued and outstanding shares of capital stock of the Company (the “Shares”) from Seller and the other shareholders of the Company listed on Schedule 1 to the Purchase Agreement ; and

WHEREAS, the Buyer is unwilling to proceed with the purchase of the Shares unless Seller agrees to refrain from engaging in any activities that are in competition with the activities being carried on by the Buyer, and it is a condition to the consummation of the transactions contemplated by the Purchase Agreement that the Buyer receive this Agreement from Seller.

NOW, THEREFORE, in consideration of the premises, the agreement of the Buyer to consummate the purchase of all Shares owned by Seller, the mutual agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.             Noncompetition Commitment.

(a)           Agreement Not to Compete.  Seller agrees that for a period of four (4) years commencing on the date of this Agreement (the “Restricted Period”), Seller shall not, directly or indirectly, through an Affiliate or otherwise, either for Seller’s own benefit or for the benefit of any other person, firm, corporation, governmental or private entity, or any other entity of any kind, without the prior written consent of the Buyer, which consent may be withheld by the Buyer in its sole discretion, compete in any manner or capacity (e.g., through any form of ownership or as an advisor, principal, agent, partner, officer, director, employee, employer, consultant, member of any association or otherwise) with the business of the Company as conducted prior to the date hereof, including without limitation (i) any business directly or indirectly engaged in the provision of drugs and/or biopharmaceuticals for delivery to or use in the home or physician offices, of infusible or injectable therapy products and services, including without limitation, anti-infectives, TPN (Total Parenteral Nutrition) therapy, hemophilia clotting factor products, IVIG (Immune Globulin) therapy, Oncolytics/Chemotherapy medications, products and/or supplies or other disease management programs relating thereto for the treatment of chronic and other conditions, including, but not limited to, autoimmune and immune deficiency conditions, hemophilia and blood diseases, hepatitis C, rheumatoid arthritis, Cancer and HIV (collectively, “Specialty Pharmacy Operations”), and (ii) clinical services, reimbursement services, delivery services and date supply services in connection with Specialty Pharmacy Operations (collectively, “Competitive Activities”).  Notwithstanding the foregoing, the provision of services as an employee of the Company, Buyer or their Affiliates shall not be considered a Competitive Activity.  For the purpose of this Agreement, “Affiliate” of a person or entity means any person or entity controlled by, controlling or under common control with such person or entity, or any member of the immediate family, including parents, spouse, children or siblings, of a person, provided, however, that Seller and the Company shall not be considered an Affiliate of each other.

(b)           Geographic Extent of Covenant.  The obligations of Seller under Section 1(a) shall apply in any state in which the Company is located, operates, provides or intents to provide products or services or does business in on the date hereof.  Seller hereby acknowledges that the geographic boundaries, scope of prohibited activities and the time duration of the provisions of this Section 1 are reasonable and are no broader than are necessary to protect the legitimate business interests of the Buyer including, without limitation, the ability of the Buyer to realize the benefit of its bargain and enjoy the goodwill of the Company.

(c)           Limitation on Covenant.  Ownership by Seller, as a passive investment, of less than 3% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded on any nationally recognized over-the-counter market shall not constitute a breach of this Section 1.

(d)           Indirect Competition.  Seller further agrees that during the term of this Agreement Seller will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the foregoing provisions of this Section 1 if such activity were carried out by Seller, either directly or indirectly.  In particular, Seller agrees that Seller will not, directly or indirectly, induce any employee of the Buyer, its Affiliates or the Company to carry out, directly or indirectly, any such activity.

(e)           Noncompete Period Under the Employment Agreement.  The Buyer and Seller have entered into a certain Employment Agreement (the “Employment Agreement”), dated April 23, 2004, which Employment Agreement contains separate noncompete provisions.  The parties hereto agree that, should the noncompete provisions of this Agreement and of the Employment Agreement ever be simultaneously applicable to Seller, the period during which Seller shall be restricted from competing with the Buyer, its Affiliates and the Company shall be the later to expire of (i) the Restricted Period or (ii) the period during which Seller is restricted from competing under the Employment Agreement.

2.             Nonsolicitation.  During the Restricted Period, Seller shall not, directly or indirectly, through an Affiliate or otherwise, either for Seller’s own benefit or for the benefit of any other person, firm, corporation, governmental or private entity, or any other entity of any kind, without the prior written consent of the Buyer, which consent may be withheld by the Buyer in its sole discretion, (i) solicit, or attempt to solicit any officer, director, employee, consultant, contractor, agent, lessor, lessee, licensor, licensee, supplier of the Buyer, its Affiliates or the Company, to terminate, alter or lessen that party’s affiliation with the Buyer, its Affiliates or the Company, or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and the Buyer, its Affiliates or the Company, or (ii) employ any person who as of the date of this Agreement is, or during the Restricted Period is or was (other than any person who shall have responded to an advertisement or other general solicitation during the Restricted Period), an employee of the Buyer, its Affiliates or the Company or (iii) solicit, divert, appropriate or induce or attempt to solicit, divert, appropriate or induce, directly or indirectly, any customer, supplier, distributor, licensee or other business relation of the Buyer, its Affiliates or the Company to cease doing business with the Buyer, its

Affiliates or the Company, or in any way interfere with the relationship between any such customer, supplier, distributor, licensee or business relation and the Buyer, its Affiliates or the Company.

3.             Nondisparagement.  For a period of four (4) years, from the date of this Agreement, neither Seller nor any officers or directors of the Buyer shall say, publish or cause to be published or do anything that casts any other party hereto in an unfavorable light, or disparage or injure any other party’s goodwill, business reputation or relationship with existing or potential suppliers, vendors, customers, employees, contractors, investors or the financial community in general, or the goodwill or business reputation of such party, unless the furnishing of such information is required by law, in which case each party may make such disclosure only to the extent necessary, in the opinion of counsel for such party, to comply with such legal requirement.  In the event that a party is required by law to disclose any information pursuant to such legal requirement, such party will, as promptly as possible and in any event prior to the making of such disclosure, notify the other party of any such requirement and will cooperate with such other party in seeking a protective order or other means of protecting the confidentiality of any such information.  Nothing in this Section 3 shall be deemed to prohibit the other party from pursuing claims for a breach of this Agreement, the Purchase Agreement or any related document.

4.             Nondisclosure.  For the purpose of this Agreement, “Trade Secrets” means information or data of or about the Buyer, its Affiliates or the Company, including but not limited to technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, business forms, techniques, drawings, processes, pricing information, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributees or licensees, referral sources, information of the Buyer, its Affiliates or the Company concerning finances, services, staff, contemplated acquisitions, marketing investigations and surveys that are not generally known to, or are not readily ascertainable by proper means by, other persons.  For the purpose of this Agreement, “Non-Public Information” means any confidential, proprietary business information or data belonging to or pertaining to the Buyer, its Affiliates or the Company that does not constitute a Trade Secret and that is not generally known by or available through legal means to the public, including, but not limited to, information regarding the Buyer’s, any of its Affiliate’s or the Company’s customers or prospective customers, acquisition targets, suppliers, manufacturers and distributors gained by Seller as a result of his or her employment with the Buyer, its Affiliates or the Company.  Seller hereby agrees that with regard to each item constituting all or any portion of the Trade Secrets and Non-Public Information, at all times during which such item continues to constitute a Trade Secret or Non-Public Information, respectively:

(a)           Seller shall hold in confidence all Trade Secrets and all Non-Public Information and will not, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate or otherwise communicate any Trade Secrets or Non-Public Information, without the prior written consent of the Buyer, unless the furnishing of such information is required by law, in which case Seller may make such disclosure only to the extent necessary, in the opinion of counsel for Seller, to comply with such legal requirement.  In the event that Seller is required by law to disclose any Trade Secret or Non-Public Information, Seller will, as promptly as possible and in any event prior to the making of such disclosure, notify the Buyer of any such requirement and will cooperate with the Buyer in seeking a protective order or other means of protecting the confidentiality of any such Trade Secret or Non-Public Information; and

(b)           Seller shall immediately notify the Buyer of any unauthorized disclosure or use of any Trade Secrets or Non-Public Information of which the Seller becomes aware.  Seller shall assist the Buyer, to the extent necessary, in the procurement or any protection of the Buyer’s, any of its Affiliate’s or the Company’s rights to or in any of the Trade Secrets or Non-Public Information.

5.             Miscellaneous.

(a)           Severability and Blue Pencil Doctrine.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. However, if the duration or geographical extent of, or business activities covered by, this Agreement are in excess of what is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, geographical extent or activities that are valid and enforceable.  Seller acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement is to be given the construction that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.  Further, if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(b)           Remedies.  Seller acknowledges that it would be difficult to fully compensate the Buyer for damages resulting from any breach by Seller of the provisions of this Agreement.  Accordingly, in the event of any actual or threatened breach of such provisions, the Buyer shall (in addition to any other remedies which it may have) be entitled to temporary and permanent injunctive relief to enforce such provisions, and such relief may be granted without the necessity of proving actual damages or the posting of a bond in connection therewith.  Seller further acknowledges that this Agreement constitutes a material inducement to the Buyer to complete the purchase of the all of the Shares owned by Seller and the Buyer will be relying on the enforceability of this Agreement in completing such acquisition.

(c)           Entire Agreement.  This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

(d)           Counterparts.  This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(e)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (f) of this Section 5, successors and assigns.

(f)            Assignment.  Seller may not assign this Agreement.  The rights of the Buyer under this Agreement may be assigned to any Affiliate of the Buyer or to any third party that purchases all of the outstanding equity of the Company or substantially all of the assets of the Company from the Buyer.

(g)           Modification, Amendment, Waiver or Termination.  No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement.  No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.  No delay on the part of the Buyer in exercising any right hereunder shall operate as a waiver of such right.  No waiver, express or implied, by the Buyer of any right of the Buyer, or of any breach by Seller, shall constitute a waiver of any other right or the Buyer or of any other breach by Seller.

(h)           Notices.  All notices and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (a) when personally delivered, (b) when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device; provided, however, that if receipt is acknowledged after normal business hours of the recipient, notice shall be deemed to have been given on the next business day, (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery or (d) three days after being sent by registered or certified mail, postage prepaid, return receipt requested.  Notices, demands and communications to parties will, unless another address is specified in writing, be sent to the address indicated:

if to the Buyer:

Curative Health Services, Inc.

150 Motor Parkway

Hauppauge, New York 11788

Phone:    (631) 232-7016

Fax:         (631) 233-8107

Attention:  Nancy Lanis

Title:  Executive Vice President, General Counsel & Secretary

if to the Seller:

Paul McConnell

110 Marlborough Street

Boston, Massachusetts 02116

(i)            Headings.  The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(j)            Governing Law.  ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

(k)           Third-Party Benefit.  Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

(l)            Jurisdiction and Venue.  EACH PARTY (i) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN SUFFOLK COUNTY, IF ANY DISPUTE ARISES OUT OF THIS AGREEMENT, (ii) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (iii) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN SUCH A FEDERAL OR STATE COURT SITTING IN THE STATE OF NEW YORK OR IN SUFFOLK COUNTY.

(m)          Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(m).

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph.

CURATIVE HEALTH SERVICES, INC.

By:	/s/ Joseph Feshbach
Name: Joseph Feshbach
Title: Chief Executive Officer

/s/ Paul McConnell
Paul McConnell

[Signature Page to Noncompetition Agreement]